UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11th, 2009

Commission File Number: 333-143767

XCELLINK INTERNATIONAL INC

(Exact name of registrant as specified in its charter)

Deleware

(State or other jurisdiction of incorporation)

None

(IRS Employer Identification Number)

1117 Desert Lane, Las Vegas, Nevada 89102

(Address of principal executive offices)

(702 732-7570)

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANTS BUSINESS AND OPERATIONS

Item 1.01 Entry Into Material Definitive Agreement

On August 10, 2009 Xcellink International, Inc. (“ Inc ”) a Deleware corporation, entered into a share exchange agreement (the “Share Exchange Agreement” ) with Xcellink International Limited. (“ Limited ”), a company incorporated in the British Virgin Islands under the International Business Companies Act operating out of Hong Kong, whereby “Inc” has agreed to purchase all the issued and outstanding equity securities of “Limited”. The terms and conditions of the Share Exchange Agreement that are material to “Inc” are as follows:

1. provided all shareholders of “Limited” tender upon closing, “Inc” will issue 20,000,000 shares of the common stock of “Inc” to the shareholders of “Limited”;

2. this will bring the total number of “Inc” shares to be issued to Trustee for the shareholders of “Limited” to 40,000,000 ( Under an exclusive and irrevocable license agreement dated April 27, 2009, 20,000,000 shares of common stock are to be issued/transfered to Trustee for the shareholders of “Limited” in addition to the 20,000,000 shares for the full acquisition of “Limited” as per the Share Exchange Agreement dated July 1st, 2009);

4. the closing date of the transaction is September 30, 2009;

5. in connection with and as a condition to the closing of the transaction, “Limited” will deliver audited financial statements from inception, prepared in accordance with United States GAAP and audited by an independent auditor registered with the Public Company Accounting Oversight Board in the United States; and

6.	upon the closing of the transaction, the existing board of directors and executive officers of “Inc” will have retired in favor of nominees of “Limited”.

SECTION 8.01 – OTHER EVENTS

Item 8.01 Other Events

On August 10, 2009 the Company’s head office was moved from Suite 2302-7 ING Tower, 308 Des Voeux Road, Central, Hong Kong, to 1117 Desert Lane, Las Vegas, Nevada 89102 with phone number (702) 732-7570.

On August 10, 2009, Mark Fingarson, President and CEO, returned to treasury 40,000,000 shares held by him in the capital of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2009	Xcellink International, Inc
(Registrant)

By:	/s/ Mark Fingarson
President, CEO